Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-192670, 333-196913, 333-210264 and 333-215113 on Form S-3, Registration Statement No. 333-210265 on Form S-4 and Registration Statement Nos. 333-143863, 333-176789 and 333-203018 on Form S-8 of our report relating to the consolidated financial statements of StoneMor Partners L.P. and subsidiaries dated September 15, 2017 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2015 and 2014 consolidated financial statements) and our report relating to the effectiveness of StoneMor Partners L.P. and subsidiaries internal control over financial reporting dated September 15, 2017 (which report expresses an adverse opinion on the effectiveness of StoneMor Partners L.P. and subsidiaries internal control over financial reporting because of material weaknesses), appearing in the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

September 15, 2017